UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to § 240.14a-12
9 Meters Biopharma, Inc.
(Name of Registrant as Specified In Its Charter)

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9 Meters Biopharma, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615
(919) 275-1933

June 2, 2020
Dear Stockholder:
It is my pleasure to invite you to the 2020 Annual Meeting of Stockholders of 9 Meters Biopharma, Inc. The meeting will be held on Tuesday, June 30, 2020, at 11:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North, Carolina. At the meeting, you will be asked to vote on the matters set forth in our 2020 Proxy Statement and the accompanying notice of the Annual Meeting, including the election of three nominees recommended by our board of directors for election to our board.
Your board of directors unanimously recommends that you vote “FOR” each of the proposals set forth in our 2020 Proxy Statement and the accompanying notice of the Annual Meeting.
All stockholders are invited to attend the meeting in person. Only stockholders of record at the close of business on May 21, 2020, are entitled to vote at the meeting. Whether or not you plan to attend the meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Your vote is important, and we urge you to vote as promptly as possible to ensure your shares are represented at the meeting, by casting your vote through the Internet, by telephone or by mail as described in your proxy card, in advance of the meeting. Instructions on how to vote are found in the section entitled “How do I vote?” starting on page 4 of the Proxy Statement.
Special Note Regarding COVID-19. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to them personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy via Internet or telephone, as instructed on the proxy card that has been provided to you. If you elect to attend in person, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. Should further developments with COVID-19 necessitate that we change any material aspects of the Annual Meeting, we will make public disclosure of such changes. We thank you for your cooperation as we balance opportunities for stockholder engagement with the safety of our community and each of our stockholders.

Sincerely,

/s/ John Temperato
John Temperato
Chief Executive Officer

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9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of 9 Meters Biopharma, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 30, 2020, at 11:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North, Carolina to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting or adjournment or postponement thereof:

1.
Elect two Class II directors each to serve a three-year term expiring at the 2023 Annual Meeting of Stockholders and one Class III director to serve a one-year term expiring at the 2021 Annual Meeting of Stockholders, and until each such director’s successor is elected and qualified, or until his earlier death, resignation or removal;

2.
To authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of our common stock upon the conversion of shares of our Series A preferred stock and related warrants (the “Nasdaq Proposal”);

3.	To approve an amendment to the Company’s 2012 Omnibus Incentive Plan (the “2012 Plan”) to increase the shares reserved for issuance thereunder from 5,794,492 shares to 20,794,492 shares;

4.	Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The board of directors unanimously recommends that you vote “FOR” the election of the director nominees listed in the accompanying Proxy Statement, “FOR” approval of the Nasdaq Proposal, “FOR” approval of the amendment to the 2012 Plan, and “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm.
The record date for the 2020 Annual Meeting of Stockholders is May 21, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, date, sign and return the proxy card that has been provided to you, or vote over the telephone or over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Instructions on how to vote are found in the section entitled “How Do I Vote” starting on page 4 of the Proxy Statement.
Special Note Regarding COVID-19. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to them personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy via Internet or telephone, as instructed on the proxy card that has been provided to you. If you elect to attend in person, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. Should further developments with COVID-19 necessitate that we change any material aspects of the Annual Meeting, we will make public disclosure of such changes.

3

By Order of the Board of Directors

/s/ John Temperato
John Temperato
Chief Executive Officer
Raleigh, North Carolina
June 2, 2020

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Page
Code of Ethics and Business Conduct	16
PROPOSAL 2: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF SHARES OF OUR SERIES A PREFERRED STOCK AND RELATED WARRANTS PURSUANT TO NASDAQ LISTING RULE 5635	17
Background	17
Nasdaq Listing Rules	17
Reasons for Seeking Stockholder Approval	18
Consequences of Not Approving this Proposal	18
Interests of Directors and Executive Officers	18
Recommendation of the Board of Directors	18
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2012 OMNIBUS INCENTIVE PLAN TO INCREASE THE SHARES RESERVED THEREUNDER FROM 5,794,492 TO 20,794,492	18
General	18
Description of the 2012 Plan	20
Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law	21
Registration with the SEC	25
Equity Compensation Plan Information	25
PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
Principal Accountant Fees and Services	26
Pre-Approval Policies and Procedures	26
REPORT OF THE AUDIT COMMITTEE OF THE BOARD	27
EXECUTIVE OFFICERS OF THE COMPANY	28
Monster Merger	28
RDD Merger	28
Executive Compensation	28
Summary Compensation Table	29
2019 Outstanding Equity Awards at Year-End	31
Employment Agreements with Our Named Executive Officers Prior to the RDD Merger	32
Employment Agreements with our Executive Officers Subsequent to the RDD Merger	33
Severance Benefits in Connection with the RDD Merger	34
2019 Director Compensation	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40
Related Person Transaction Policy and Procedures	40
Certain Related Person Transactions	40
OTHER MATTERS	42
Delinquent Section 16(a) Reports	42
Stockholder Proposals	42
Householding of Proxy Materials	42
Annual Report	43
Requests for Directions to the Annual Meeting of Stockholders	43

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APPENDIX A: 9 METERS BIOPHARMA, INC. 2012 OMNIBUS INCENTIVE PLAN	A-1

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9 METERS BIOPHARMA, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2020

This Proxy Statement and other materials related to the Annual Meeting were first sent to our stockholders on or about June 2, 2020.
BACKGROUND
Acquisition of RDD Pharma, Ltd. and Series A Preferred Stock Financing
On April 30, 2020, the Company, which was then known as Innovate Biopharmaceuticals, Inc. (“Innovate”), consummated its acquisition of RDD Pharma Ltd., a company organized under the laws of Israel (“RDD”) through the merger of a wholly owned subsidiary of Innovate with and into RDD (the “RDD Merger”), with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of Innovate. In the RDD Merger, all outstanding ordinary and preferred shares of RDD were converted into an aggregate of 37,860,510 shares of our common stock. Additionally, the outstanding RDD stock options were converted into and became options exercisable for an aggregate of 1,014,173 shares of common stock with an adjusted exercise price. Each outstanding RDD warrant was exercised or cancelled prior to the effective time of the RDD Merger. On April 30, 2020, in connection with the RDD Merger, Innovate Biopharmaceuticals, Inc. changed its name to 9 Meters Biopharma, Inc. (“9 Meters”).

On April 29, 2020, the Company entered into agreements with certain investors for a financing of at least $10.0 million of our securities, which was a closing condition to the consummation of the RDD Merger. On May 4, 2020, we closed on the financing and the Company issued an aggregate of 382,783 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which are convertible into an aggregate of 38,278,300 shares of our common stock, and five-year warrants to purchase up to 382,783 shares of Series A Preferred Stock, which are ultimately convertible into an aggregate of 38,278,300 shares of our common stock. In addition, broker warrants covering 8,112 units (each consisting of one share of Series A Preferred Stock and one warrant to purchase one share of Series A Preferred Stock) and broker warrants covering 10,899 shares of Series A Preferred Stock, which are convertible into 2,712,300 shares of common stock in the aggregate, were issued in connection with the financing. Gross proceeds from the financing were approximately $22.6 million, with net proceeds of approximately $19.2 million, after deducting commissions and estimated offering costs. The Series A Preferred Stock does not have any rights to vote at the Annual Meeting.
Following the completion of the RDD Merger and the Series A Preferred Stock financing, and on an as-converted basis, the pre-closing Innovate stockholders own approximately 62% of the combined company’s capital stock and the former RDD stockholders own approximately 38% of the combined company’s capital stock, each on a fully diluted basis. As of May 4, 2020, after giving effect to the closing of the RDD Merger and the Series A financing, there were 91,415,904 shares of common stock outstanding, and 382,783 shares of Series A Preferred Stock outstanding, convertible into an aggregate of 38,278,300 shares of common stock.
Effective upon the consummation of the RDD Merger, Jay P. Madan, Anthony E. Maida III, Ph.D., M.A., M.B.A., and Saira Ramasastry, M.S., M. Phil., resigned from the Innovate board of directors and Mark Sirgo, Pharm.D., Nissim Darvish, M.D., Ph.D., and John Temperato were appointed to the 9 Meters board. The resignation of directors from the board was not due to a disagreement with the Company on any matter relating to its operations, policies or practices.
Effective upon the consummation of the RDD Merger, we entered into an employment agreement with Mr. Temperato for him to serve as our Chief Executive Officer. In addition, Sandeep Laumas resigned as Chief Executive Officer and Jay Madan resigned as Chief Business Officer. Patrick Griffin remains our Chief Medical Officer, but is no longer an executive officer with policy-making functions. Ed Sitar continues as our Chief Financial Officer. As a result, our only executive officers after the RDD Merger are Mr. Temperato and Mr. Sitar.

In connection with the Series A Preferred Stock financing, on May 4, 2020, certain of the holders of common stock entered into a Stockholder Support Agreement whereby they agreed to vote all shares of common stock beneficially held by them in favor of the Nasdaq Proposal and all but one agreed to vote in favor of the amendment to the 2012 Plan. For each of the two proposals, these shares represent approximately 54% and 49% of the shares of common stock outstanding on the record date, May 21, 2020, voting in favor of the Nasdaq Proposal and the amendment to the 2012 Plan, respectively.

On April 30, 2020, we agreed to acquire Naia Rare Diseases, Inc., as a wholly owned subsidiary. Naia is developing drugs for the treatment of short bowel syndrome and other rare gastrointestinal diseases. The acquisition closed on May 6, 2020, and we issued an aggregate of 4,835,438 shares of common stock as partial consideration.
Unless otherwise indicated, all references in this proxy statement to “9 Meters,” “the Company,” “we,” “our,” and “us” refer to 9 Meters Biopharma, Inc. as of and following the closing of the RDD Merger and the acquisition of Naia Rare Diseases, Inc.
JOBS Act Explanatory Note
We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2021, (ii) the last day of the fiscal year in which our annual gross revenues of $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The board of directors of 9 Meters is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. On or about June 2, 2020, we mailed the proxy materials to all stockholders entitled to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card that has been provided to you, or follow the instructions below to submit your proxy over the Internet or the telephone. Additional information on how you may vote can be found below under “How do I vote?”
How do I attend the Annual Meeting?
The Annual Meeting will be held on June 30, 2020, at 11:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North Carolina. Information regarding directions to the Annual Meeting may be found at the end of this Proxy Statement. Information on how to vote in person at the Annual Meeting is provided below. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement.
Special Note Regarding COVID-19. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to them personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy via Internet or telephone, as instructed on the proxy card that has been provided to you. If you elect to attend in person, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. Should further developments with COVID-19 necessitate that we change any material aspects of the Annual Meeting, we will make public disclosure of such changes. We thank you for your cooperation as we balance opportunities for stockholder engagement with the safety of our community and each of our stockholders.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 21, 2020, will be entitled to vote at the Annual Meeting. On the record date, there were [96,251,342] shares of our common stock outstanding and entitled to vote. Holders of Series A Preferred Stock do not have any rights to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on May 21, 2020, your common shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that has been provided to you, or vote by proxy over the telephone or over the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on May 21, 2020, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are four matters scheduled for a vote:

•
Election of two Class II directors each to serve a three-year term expiring at the 2023 Annual Meeting of Stockholders and one Class III director to serve a one-year term expiring at the 2021 Annual Meeting of Stockholders and until each such director’s successor is elected and qualified, or until his earlier death, resignation or removal;

•
Approval of Nasdaq Proposal to allow the issuance of shares of our common stock upon the conversion of shares of our Series A Preferred Stock and related warrants to comply with Nasdaq Listing Rule 5635;

•	Approval of an amendment to the 2012 Plan to increase the shares reserved for issuance thereunder from 5,794,492 shares to 20,794,492 shares; and

•	Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to our board of directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or you may abstain from voting, by checking the related box. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the proxy card that has been provided to you, vote over the telephone or vote over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting with proper ID, and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed in your mailed proxy materials), and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free at (866) 883-3382 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number enclosed with your proxy materials. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 29, 2020, to be counted.

•
To vote over the Internet, go to www.proxypush.com/NMTR to complete an electronic proxy card. You will be asked to provide the control number enclosed with your proxy materials. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 29, 2020, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with your proxy materials containing voting instructions from that organization rather than from 9 Meters. Simply complete and mail the voting instruction form or follow the voting instructions in the proxy materials to ensure that your vote is counted. Alternatively, you may vote over the Internet or telephone as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with your mailed proxy materials, or contact your broker or bank, to request a proxy form.
We provide Internet and telephone proxy voting to allow you to vote your shares with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your use of the Internet or telephone, such as usage charges from Internet or telephone providers.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of May 21, 2020.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, over the Internet, over the telephone or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under current market rules and interpretations, “non-routine matters” are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, such as certificate of incorporation amendments, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, Proposal 2 or Proposal 3 without your instructions, but may vote your shares on Proposal 4.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the election of the director nominees listed in this proxy statement, “FOR” approval of the Nasdaq Proposal, “FOR” approval of the amendment to the 2012 Plan and “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, over the telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also will reimburse brokerage firms, banks, nominees and other persons holding shares for others for the cost of forwarding proxy materials to beneficial owners and obtaining their proxies.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy over the telephone or over the Internet.

•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. A revocation must be received no later than the beginning of voting at the Annual Meeting.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy received before the beginning of voting is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, custodian or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. Under our Bylaws, a quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. Abstentions and broker non-votes (because there is at least one “routine” matter to be voted on at the Annual Meeting) will also be considered present for purposes of determining the existence of a quorum. On the record date, there were [96,251,342] shares outstanding and entitled to vote. Thus, the holders of [48,125,672] shares must be present in person or represented by proxy at the meeting to have a quorum.
How many votes are needed to approve each proposal?
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions or withheld votes, and, if applicable, broker non-votes. Votes withheld and broker non-votes with respect to Proposals 1, 2, 3 and 4 will have no effect and will not be counted for the purposes of the vote.
The following table describes the voting requirements for each proposal, including the vote required to approve each proposal and the effect that abstentions or broker non-votes will have on the outcome of the proposal:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominees receiving the most “For” votes (plurality voting)	Withheld votes will have no effect	None
2
Approval of the Nasdaq Proposal to allow the issuance of shares of common stock upon the conversion of shares of our Series A Preferred Stock and related warrants to comply with Nasdaq Listing Rule 5635

		“For” votes from the holders of a majority of the votes cast at the meeting	None	None
3	Approval of the amendment to the 2012 Plan to increase the shares reserved for issuance thereunder from 5,794,492 shares to 20,794,492 shares	“For” votes from the holders of a majority of the votes cast at the meeting	None	None
4	Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	“For” votes from the holders of a majority of the votes cast at the meeting	None	None
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

Why are the Company’s stockholders being asked to approve the Nasdaq Proposal?
Because the Company’s common stock is listed on The Nasdaq Capital Market, we are subject to Nasdaq listing rules (the “Nasdaq Listing Rules”). We are required under Nasdaq Listing Rule 5635(c) and 5635(d) to seek stockholder approval of the proposed issuance of the shares of our common stock upon the conversion of shares of our Series A Preferred Stock and related warrants. If the Nasdaq Proposal is not approved, the Series A Preferred Stock and related warrants would not be convertible into shares of common stock.

What if the Company’s stockholders fail to approve the Nasdaq Proposal?

If the Nasdaq Proposal is not approved, the Series A Preferred Stock and related warrants would not be convertible into shares of common stock. The inability to convert the Series A Preferred Stock and related warrants could jeopardize our future financing prospects because prospective purchasers of securities may consider our stockholders as unsupportive of financings approved by our board.
If our stockholders do not approve the Nasdaq Proposal at the Annual Meeting, we are required by the terms of the securities purchase agreement pursuant to which we sold the Series A Preferred Stock and related warrants to continue to seek stockholder approval by holding a stockholder meeting on or prior to October 3, 2020, and if stockholder approval is not obtained at that meeting, we are required to hold a stockholder meeting semi-annually thereafter until stockholder approval is obtained. Failure to receive approval at the Annual Meeting will therefore increase our general and administrative expenses, funds that we believe would be better spent pursuing the planned development and commercialization of our product candidates.

How many shares of the Company’s common stock could be issued upon the conversion of the Series A Preferred Stock and related warrants?

The Series A Preferred Stock is convertible into an aggregate of 38,278,300 shares of our common stock, and the related warrants are ultimately convertible into an aggregate of 40,990,600 shares of our common stock (inclusive of the broker warrants issued in the financing).

Are the shares of common stock issuable upon the conversion of the Series A Preferred Stock and related warrants registered under the Securities Act?

We have agreed to file and have filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the shares of common stock issuable upon the conversion of the Series A Preferred Stock and related warrants. Once that registration statement is declared effective by the SEC, the shares of common stock issuable upon the conversion of the Series A Preferred Stock and related warrants will be freely tradeable, assuming the registration statement remains effective and assuming compliance by the holders of the Series A Preferred Stock and related warrants with the prospectus delivery requirements of applicable federal securities laws.

Voting by Certain Stockholders

In connection with the Series A Preferred Stock financing, on April 29, 2020, certain of the holders of common stock entered into a Stockholder Support Agreement whereby they agreed to vote all shares of common stock beneficially held by them in favor of the Nasdaq Proposal and all but one agreed to vote in favor of the amendment to the 2012 Plan. For each of the two proposals, these shares represent approximately 54% and 49% of the shares of common stock outstanding on the record date, May 21, 2020, voting in favor of the Nasdaq Proposal and the amendment to the 2012 Plan, respectively. Among these stockholders is Orbimed Israel Partners, Limited Partnership, an affiliate of Orbimed Advisors, LLC of which our director Nissim Darvish is a General Managing Director.
Where can I find more information about 9 Meters?
We file periodic reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are also available without charge on our website (http://www.9meters.com) as soon as reasonably practicable after filing.
Who should I contact if I have questions or need assistance voting?
If you have any questions or need assistance with voting, please contact our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or at (919) 275-1933.

PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes for future elections. Each class consists, as nearly as possible, of one-third of the total number of directors and each class has a three-year term. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that the two Class II nominees below each be elected as a Class II director for a three-year term expiring at the 2023 Annual Meeting of Stockholders and, to provide three equal classes of director, the Class III nominee below be elected as a Class III director for a one-year term expiring at the 2021 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal.
Information about our directors, including the nominees, their ages as of April 30, 2020, occupations and length of board service are provided in the tables below. Additional biographical descriptions are set forth in the text below the tables and include the primary individual experience, qualifications, attributes and skills of each director that led to the conclusion that such director should serve as a member of our board of directors at this time.
Nominees for Election to the Board of Directors at the Annual Meeting
The three nominees for election to the board of directors, and their respective Class and term of service, are set forth below.

Name of Director/Nominee	Age	Class	Director Since
Nissim Darvish, M.D., Ph.D. (1)(3)	55	Class II	2020
Mark Sirgo, Pharm.D. (1)(2)	66	Class III	2020
John Temperato	55	Class II	2020

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating and corporate governance committee
Nissim Darvish. Dr. Darvish joined our board of directors in April 2020 upon completion of the RDD Merger. Dr. Darvish is a Senior Managing Director of OrbiMed Advisors LLC, a healthcare fund. He is a veteran of the life science industry, with 15 years of experience covering medical technology development, corporate leadership and investment management. Dr. Darvish spent eight years with Pitango, where he was a General Partner managing life sciences investments. Previously, he was the founder and CEO of Impulse Dynamics, which he led for six years, culminating in a $250 million realization event. Dr. Darvish obtained his M.D. and Ph.D. in Biophysics and Physiology from the Technion in Israel, and subsequently conducted his postdoctoral research at the N.I.H. He has published over 100 patents, authored over 20 publications and received eight prizes and awards.
We believe that Dr. Darvish’s medical background and extensive executive and investment experience in the life science industry qualifies him to serve on our board of directors.
Mark Sirgo. Dr. Sirgo joined our board of directors in April 2020 upon completion of the RDD Merger and was appointed the board chairman. Dr. Sirgo serves as a director of BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a position he has held since August 2005. He also has served as the Vice Chairman of the BDSI board since October 2016. He was President of BDSI from January 2005 to January 2018 and Chief Executive Officer from August 2005 to January 2018. He joined BDSI in August 2004 as Senior Vice President of Commercialization and Corporate Development upon its acquisition of Arius Pharmaceuticals, of which he was a co-founder and Chief Executive Officer. He also previously served as BDSI’s Executive Vice President, Corporate and Commercial Development and our Chief Operating Officer. Dr. Sirgo has over 30 years of experience in the pharmaceutical industry, including 16 years in clinical drug development, 7 years in marketing, sales, and business development, and 12 years in executive management positions. Prior to his involvement with Arius Pharmaceuticals, from 2003 to 2004, he spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome, among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc., a leading contract service provider to the pharmaceutical industry. Dr. Sirgo served on the Board of Directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Inc. (NASDAQ: SLXP), a specialty pharmaceutical company specializing in gastrointestinal products, from 2008 until its sale in 2015. Dr. Sirgo was added to the Board of Directors of Biomerica, Inc. (NASDAQ: BMRA), a diagnostics and therapeutic company, in July 2016, and served as Chairman of the Board of RDD Pharma from April 2018 until the RDD Merger. In January 2019, Dr. Sirgo was appointed Chief Executive Officer of ArunA Bio, a private central nervous system and neurodegenerative disorder development company. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.
We believe that Dr. Sirgo’s extensive executive experience in the pharmaceutical industry qualifies him to serve on our board of directors.

John Temperato. Mr. Temperato joined our board of directors in April 2020 upon completion of the RDD Merger and also was appointed our Chief Executive Officer. Mr. Temperato served as the Chief Executive Officer of RDD from March 2019 until April 2020. Prior to joining RDD, Mr. Temperato held various leadership roles, including most notably U.S. President & Chief Operating Officer with Atlantic Healthcare, President & Chief Operating Officer/Chief Commercial Officer with Melinta Therapeutics, and Senior Vice President of Sales and Managed Markets with Salix Pharmaceuticals. Notably, at Salix Pharmaceuticals (Salix), Mr. Temperato played a critical role in the successful commercialization and growth of their broad GI portfolio and executed over ten launches during his tenure at the company driving growth of company revenues from $119 million in 2004 to $2 billion in 2015. Across his career, Mr. Temperato has been instrumental in defining and executing capital efficient go-to-market strategies, business development strategy and overseeing the commercialization and life-cycle management for small molecules, devices, and biologics. Additionally, he has developed strategies for reimbursement and external healthcare policy. He holds a Bachelor of Science degree from the University of Bridgeport in Bridgeport, Connecticut.
We believe that Mr. Temperato’s extensive executive experience in the pharmaceutical and healthcare industries qualifies him to serve on our board of directors.

Continuing Directors

Director	Age	Class	Term
Sandeep Laumas, M.D.	52	Class III	2021 Annual Meeting of Stockholders
Lorin K. Johnson, Ph.D.	67	Class I	2022 Annual Meeting of Stockholders
Sandeep Laumas, M.D. Dr. Laumas was appointed as Chief Executive Officer in February 2019 and served in that role until completion of the RDD Merger in April 2020. Previously, Dr. Laumas served as executive chairman since joining Private Innovate in 2014. Dr. Laumas began his career at Goldman Sachs & Co. in 1996 as an equity analyst in the healthcare investment banking division working on mergers, acquisitions and corporate finance transactions before transitioning to the healthcare equity research division. After leaving Goldman Sachs in 2000, Dr. Laumas moved to the buy side as an analyst at Balyasny Asset Management from 2001 to 2003. Dr. Laumas was a Managing Director of North Sound Capital from 2003 to 2007, where he was responsible for the global healthcare investment portfolio. In August 2007, Dr. Laumas founded Bearing Circle Capital, an investment vehicle, and has served as its Managing Director since such time. From February 2011 to 2012 he was a member of the board of directors of Super Religare Laboratories Limited, Southeast Asia’s largest clinical laboratory service company. Dr. Laumas serves as an independent director on the board of directors of Bioxcel Therapeutics, Inc. (Nasdaq: BTAI) and also served as a Director of Parkway Holdings Ltd. (acquired by IHH Healthcare for $3 Billion: Singapore: IHH) from May through August 2010. Dr. Laumas received his A.B. in Chemistry from Cornell University in 1990, M.D. from Albany Medical College in 1995 with a research gap year at the Dana-Farber Cancer Institute and completed his medical internship in 1996 from the Yale University School of Medicine.
We believe that Dr. Laumas’s prior board service and years of experience investing in the healthcare industry qualifies Dr. Laumas to serve on our board of directors.
Lorin K. Johnson, Ph.D. Dr. Johnson joined our board of directors in January 2018. He is the founder and Chief Scientist of Glycyx PharmaVentures Ltd., a biopharma investment and development company. In 1989, he co-founded Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a specialty pharmaceutical company, and held senior leadership positions prior to its $15.8 billion acquisition by Valeant Pharmaceuticals International, Inc. (NYSEA: VRX) in April 2015. Prior to Salix, Dr. Johnson served as Director of Scientific Operations and Chief Scientist at Scios, Inc. (formerly California Biotechnology, Inc). He is a board member of Glycyx MOR, LTD and Kinisi Therapeutics, Ltd., both GI specialty pharma companies based on the Isle of Man, Intact Inc., a GI specialty drug delivery company based in Belmont, CA and Tumour Trace Ltd, a cancer diagnostic company based in Nottingham, UK. In addition to his career in industry, Dr. Johnson has served as an Assistant Professor of Pathology at Stanford University Medical Center and held academic positions at Stanford University School of Medicine and the University of California, San Francisco. He is the co-author of 75 journal articles and book chapters and is the co-inventor on 22 issued patents. Dr. Johnson holds a Ph.D. from the University of Southern California and was a Postdoctoral Fellow at the University of California, San Francisco.
We believe that Dr. Johnson’s extensive experience in the pharmaceutical and life science industries, both as an executive and investor, qualifies him to serve on our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
Our board of directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of the board. Our board of directors believes that it is in the best interests of our company to make that determination from time to time based on the position and the direction of our company and the membership of our board of directors. Currently, these roles are held separately. John Temperato serves as Chief Executive Officer and Dr. Mark Sirgo serves as the Board Chair. While the Board believes that separation of these positions serves our company well, and intends to maintain this separation where appropriate and practicable, the board does not believe that it is appropriate to prohibit one person from serving as both Board Chairman and Chief Executive Officer.
Role of Board in Risk Oversight
The audit committee of our board of directors is primarily responsible for overseeing our risk management on behalf of our board. The audit committee receives reports from management on a regular basis regarding our assessment of risks. In addition, the audit committee reports regularly to our board, which also considers our risk profile. The audit committee and our board of directors focus on the most significant risks we face and our general risk-management strategies. While our board, through our audit committee, oversees our risk management, management is responsible for day-to-day risk-management processes.
Each committee of our board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee oversees management of financial risks. Our compensation committee oversees the management of risks related to our executive compensation plans and arrangements. Our nominating and corporate governance committee manages risks associated with the independence of our board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.
Independence of Directors
Our common stock is listed on The Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of the board, and each member of our audit committee, compensation committee and nominating and corporate governance committee must be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with such person’s exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board of directors or any other board committee, (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board has determined that each of Lorin K. Johnson, Nissim Darvish and Mark Sirgo, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable Nasdaq rules. In making these determinations, the board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
The board also determined that each of Mark Sirgo, Lorin K. Johnson and Nissim Darvish, the three members of our audit committee, satisfies the independence standards for the audit committee established by applicable Nasdaq rules and SEC Rule 10A-3 and that each of them also is independent within the meaning of applicable Nasdaq rules relating to service on our compensation committee and nominating and governance committee.
Board Committees
As described above, our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each of our audit, compensation and nominating and corporate governance committees are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of these committees is governed by a formal written charter approved by our board, and a copy of each such charter is available on our website at: http://9meters.com/investors/corporate-governance. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this Proxy Statement.
Audit Committee
Prior to the RDD Merger, our audit committee consisted of Anthony E. Maida, Lorin K. Johnson and Saira Ramasastry. The audit committee met four times during 2019. The chair of the audit committee in 2019 was Dr. Maida. Following the RDD Merger, our audit committee consists of Mark Sirgo (Chair), Lorin K. Johnson and Nissim Darvish. Our board of directors has determined that Mark Sirgo is an “audit committee financial expert,” as that term is defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act, and possesses financial sophistication, as defined under applicable Nasdaq rules. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable SEC and Nasdaq rules. To arrive at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of his experience in the corporate finance sector.
The responsibilities of our audit committee include:

•
selecting and retaining, compensating, overseeing and, if necessary, terminating the independent registered public accounting firm with respect to its performance of audit services and any permissible non-audit services;

•	pre-approving all audit and permitted non-audit and tax services provided by any independent registered public accounting firm;

•
reviewing and discussing with the independent registered public accounting firm critical accounting policies and practices, alternative treatments of financial information and other material written communications;

•
reviewing and discussing with the independent registered public accounting firm and management our annual financial statements and, following completion of the audit, reviewing separately with the independent registered public accounting firm and management any problems or difficulties encountered during the audit;

•	recommending that the audited financial statements be included in our Forms 10-K and producing the Audit Committee Report required to be included in our proxy statements;

•
reviewing any other relevant reports or other financial information prepared by management and directing the independent registered public accounting firm to use its best efforts to perform all review of interim financial information prior to our disclosure of such financial information;

•	coordinating our board of directors’ oversight of our internal control over financial reporting and disclosure controls and procedures;

•	discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding (i) accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing and approving, or making recommendations to our board of directors regarding, our policies and procedures for reviewing and approving or ratifying related person transactions, and reviewing, approving and overseeing any related person transactions;

•	monitoring compliance with our Code of Ethics and Business Conduct; and

•	performing an annual review and evaluation of the performance of the audit committee and an annual review of its charter.
Compensation Committee
Prior to the RDD Merger, our compensation committee consisted of Saira Ramasastry, Anthony E. Maida and Lorin K. Johnson. The compensation committee met two times during 2019. The chair of our compensation committee in 2019 was Ms. Ramasastry. Following the RDD Merger, our compensation committee consists of Lorin K. Johnson (Chair) and Mark Sirgo.
The responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our chief executive officer and all other executive officers;

•	periodically reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation plans and equity-based plans;

•
if required (which it currently is not), reviewing and discussing with management our “Compensation Discussion and Analysis,” recommending that such disclosure be included in our Form 10-K or proxy statement and producing the Compensation Committee Report on executive officer compensation to be included in our Form 10-K or proxy statement;

•
reviewing and approving, or making recommendations to our board of directors regarding, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our chief executive officer and other executive officers;

•	overseeing the management of risks relating to our executive compensation plans and arrangements; and

•	performing an annual review and evaluation of the performance of the compensation committee and an annual review of its charter.
Our compensation committee reviews and approves, or recommends for our board’s approval, the compensation of our chief executive officer and our other executive officers. Our compensation committee meets without the presence of executive officers when approving or deliberating on the compensation of our chief executive officer but may, in its discretion, invite our chief executive officer to be present during the approval of, or deliberations with respect to, compensation for our other executive officers. Our compensation committee also periodically reviews and makes recommendations to our board of directors regarding the compensation of our directors. Our compensation committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time.

Our compensation committee has the authority, in its sole discretion, to retain or obtain the advice of such compensation consultants, legal counsel or other advisors as it deems necessary or appropriate. Our compensation committee has not engaged any external compensation consultants.
Nominating and Corporate Governance Committee
Prior to the RDD Merger, our nominating and corporate governance committee consisted of Lorin K. Johnson, Anthony E. Maida and Saira Ramasastry. The nominating and corporate governance committee met one time during 2019. The chair of our nominating and corporate governance committee in 2019 was Dr. Johnson. Following the RDD Merger, our nominating and governance committee consists of Nissim Darvish (Chair) and Lorin K. Johnson.
The responsibilities of our nominating and corporate governance committee include:

•	identifying and screening individuals qualified to become members of our board of directors;

•	recommending the number of members that shall serve on our board of directors;

•	evaluating and reviewing the qualifications and independence of existing and prospective directors;

•	selecting and approving the director nominees to be submitted to a stockholder vote at our Annual Meeting of stockholders;

•	developing and recommending corporate governance guidelines to our board of directors;

•	periodically reviewing our board of directors’ leadership structure;

•	overseeing the review by our board of directors, from time to time, of succession planning for senior executives;

•	overseeing the evaluation of our board of directors and its committees; and

•	performing an annual review and evaluation of the performance of our nominating and corporate governance committee and an annual review of its charter.
Our nominating and corporate governance committee identifies persons as candidates to serve on the board of directors and selects, or recommends that our board of directors select, the nominees for all directorships to be filled by our board of directors or by our stockholders at an annual or special meeting. In evaluating the suitability of individual candidates, our nominating and corporate governance committee may take into account many factors, including, among others, personal and professional integrity, ethics and values, experience in corporate management, strong finance experience, practical and mature business judgment, experience relevant to our industry, experience as a board member or executive officer of another publicly held company, relevant academic expertise or other proficiency in an area of our operations, diversity of expertise and experience in substantive matters pertaining to our business relative to other board members and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. Neither our board of directors nor our nominating and corporate governance committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees. Our nominating and corporate governance committee evaluates each person in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas.
Our nominating and corporate governance committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Stockholder Communications with the Board,” and should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Meetings and Attendance
Our board of directors meets throughout the year on a set schedule and also holds special meetings and act by written consent from time to time. During 2019, the board of directors held 25 meetings and each director attended at least 75% of the aggregate total number of meetings held by the board of directors and each committee on which he or she served during the period each director was appointed during 2019. Additionally, 100% of the board of directors attended the Annual Meeting of Stockholders held on May 31, 2019, which included approximately 83% attendance telephonically. We do not have a stated policy regarding director attendance at annual stockholder meetings, but strongly encourage our directors to attend each such meeting.
Stockholder Communications with the Board
Stockholders who wish to communicate with our board of directors may do so by sending written communications to our Corporate Secretary addressed as follows: 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. The communications will be reviewed by the Corporate Secretary. Our Corporate Secretary will forward such communication to the board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case our Corporate Secretary shall discard the communication.
Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and other employees. Our Code of Ethics and Business Conduct is available on the “Corporate Governance” page of the “Investors” section of our website at www.9meters.com. We intend to post on our website and (if required) file on Form 8-K all disclosures that are required by applicable law, the rules of the SEC or the Nasdaq listing standard, concerning any amendment to, or waiver from, our Code of Ethics and Business Conduct. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this Proxy Statement.

PROPOSAL 2

APPROVAL OF ISSUANCE OF SHARES OF OUR COMMON STOCK
UPON THE CONVERSION OF SHARES OF OUR SERIES A PREFERRED STOCK
AND RELATED WARRANTS
PURSUANT TO NASDAQ LISTING RULE 5635

Background
     In connection with and as required by the merger agreement governing the RDD Merger, on May 4, 2020, we issued in a private placement an aggregate of 382,783 shares of Series A Preferred Stock and related warrants to purchase up to an aggregate 382,783 shares of Series A Preferred Stock. The 382,783 shares of Series A Preferred Stock are convertible into an aggregate of 38,278,300 shares of our common stock and the related warrants are ultimately convertible into an aggregate of 38,278,300 shares of our common stock. In addition, broker warrants covering 8,112 units (each consisting of one share of Series A Preferred Stock and one warrant to purchase one share of Series A Preferred Stock) and broker warrants covering 10,899 shares of Series A Preferred Stock, which are convertible into 2,712,300 shares of common stock in the aggregate, were issued in connection with the financing. The shares of our common stock issuable upon the conversion of the Series A Preferred Stock and related warrants, taken together with the shares of common stock issued in the RDD Merger, exceed 20% of the number of shares of our common stock outstanding at the time we entered into the merger agreement. Nasdaq Listing Rule 5635(d) requires prior stockholder approval for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the market value of the common stock if the number of shares of common stock issued or issuable in the transaction equal 20% or more of a company’s then outstanding shares of common stock. For purposes of Rule 5635(d), Nasdaq integrated the shares issued in the RDD Merger and the shares issuable upon conversion of the Series A Preferred Stock and related warrants due to the shares of common stock issued in the RDD Merger being issued at a discount to the market price.

Use of Proceeds

The total proceeds of the financing were $22.6 million and the net proceeds to the Company from the financing were approximately $19.2 million, after deducting placement agent fees and other offering expenses. Approximately $2,182,000 of the net proceeds from the financing were used to facilitate the acquisition of Naia Rare Diseases, and the balance of the net proceeds will be used for working capital and general corporate purposes.

Nasdaq Listing Rules
The Company’s common stock is listed on the Nasdaq Capital Market and we are subject to the Nasdaq Listing Rules. Although we were not required to obtain stockholder approval for the shares of common stock issued in connection with the RDD Merger, we are required under Nasdaq Listing Rule 5635(d) to seek stockholder approval of the Company’s proposed issuance of common stock issuable upon the conversion of the Series A Preferred Stock and related warrants that were issued in the financing that closed on May 4, 2020. Under Nasdaq Listing Rule 5635(d), prior stockholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the market value of the common stock if the number of shares of common stock issued or issuable in the transaction equal 20% or more of a company’s then outstanding shares of common stock. On the day we entered into the merger agreement, we had 41,324,976 shares of common stock outstanding. Consequently, under Rule 5635(d), we could issue an aggregate of 8,264,994 shares without stockholder approval. The issuance of the shares of common stock in the RDD Merger was approved by our stockholders on February 14, 2020. Taking into account the 37,860,510 shares of common stock issued in the RDD Merger, the number of shares of common stock issuable upon the conversion of the Series A Preferred Stock and related warrants exceeds the 20% threshold set by Rule 5635(d). These shares could not be issued, and therefore none of the shares of Series A Preferred Stock or the related warrants could be converted into shares of common stock without stockholder approval.
In addition, NASDAQ Listing Rule 5635(c) requires us to obtain stockholder approval prior to the issuance of our common stock in any equity compensation plan, subject to certain exceptions, none of which apply to the financing. Any transaction in which officers, directors, employees, or consultants receive common stock or securities convertible into or exercisable for common stock for less than market value is considered an equity compensation plan by NASDAQ. Because John Temperato, Mark Sirgo, Lorin Johnson, Nir Barak, Sireesh Appajosyula, Jay Madan, Ed Sitar and Sandeep Laumas are directors, officers or employees, as applicable, the sale of the Series A Preferred Stock and related warrants to such individuals and their affiliated entities (as indicated in the table below) on the same terms as the other investors in the financing is considered an equity compensation plan, and no common stock may be issued upon the conversion of the Series A Preferred Stock or the related warrants prior to obtaining the stockholder approval. The provisions in the Series A Preferred Stock Certificate of Designation and the related warrants include such restrictions.

Name of Director, Officer or Employee	Number of Shares of Common Stock Issuable Upon Conversion of Series A Convertible Preferred Stock	Number of Shares of Common Stock Underlying Convertible Preferred Stock Warrants
John Temperato	271,400	271,400
Mark Sirgo	254,400	254,400
Lorin Johnson	84,800	84,800
Nir Barak	72,600	72,600
Sireesh Appajosyula	16,900	16,900
Jay Madan	84,800	84,800
Ed Sitar	67,800	67,800
Sandeep Laumas	42,400	42,400

Reasons for Seeking Stockholder Approval

We are required under Nasdaq Listing Rule 5635(c) and 5635(d) to seek stockholder approval of the issuance of shares of our common stock issuable upon the conversion of the Series A Preferred Stock and related warrants.

Consequences of Not Approving this Proposal

If the Nasdaq Proposal is not approved, the Series A Preferred Stock and related warrants would not be convertible into shares of common stock. The inability to convert the Series A Preferred Stock and related warrants could jeopardize our future financing prospects because prospective purchasers of securities may consider our stockholders as unsupportive of financings approved by our board.
If our stockholders do not approve the Nasdaq Proposal at the Annual Meeting, we are required by the terms of the securities purchase agreement pursuant to which we sold the Series A Preferred Stock and the related warrants to continue to seek stockholder approval by holding a stockholder meeting on or prior to October 3, 2020, and if stockholder approval is not obtained at that meeting, we are required to hold a stockholder meeting semi-annually thereafter until stockholder approval is obtained. Failure to receive approval of the Nasdaq Proposal at the Annual Meeting will therefore increase our general and administrative expenses, funds that we believe would be better spent pursuing the planned development and commercialization of our product candidates.

Interests of Directors and Executive Officers

Our directors and executive officers have no interests, directly or indirectly, in the Nasdaq Proposal except that Mr. Temperato, Mr. Sitar, Dr. Laumas and Mr. Sirgo each owns shares of Series A Preferred Stock and related warrants, none of which could be converted into shares of our common stock without the approval of the Nasdaq Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2012 OMNIBUS INCENTIVE PLAN
TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER
FROM 5,794,492 TO 20,794,492

General

Our board of directors believes that our continued growth and performance in meeting our short- and long-term milestones and objectives depends on our ability to attract, motivate and recruit high-caliber talent in a highly competitive industry. Equity-based compensation incentives are a very important component in doing so by helping to align the interests of our key talent with those of our stockholders. However, because there remain only 142,766 shares available for future awards under our 2012 Omnibus Incentive Plan (the “2012 Plan”) immediately following completion of the RDD Merger, without an amendment to the 2012 Plan we will be unable to make meaningful equity awards to our directors, executive officers, employees and consultants.
We are therefore requesting that stockholders approve the proposed amendment to the 2012 Plan to increase the aggregate number of shares that may be issued under the 2012 Plan by 15,000,000 shares, from 5,794,492 shares available for awards under the 2012 Plan as of April 30, 2020 to a total of 20,794,492 shares available for future awards under the 2012 Plan following the approval of the amendment.
The 2012 Plan does have an “evergreen” provision to automatically increase the total number of shares of common stock available under the 2012 Plan on the first day of each calendar year from 2019 through 2022 by an amount equal to the lesser of (i) five percent (5%) of the number of shares of common stock outstanding as of December 31 of the immediately preceding calendar year or (ii) such lesser number of shares of common stock as is determined by our board of directors. The “evergreen” provision provides the Company with a minimum number of available shares for grant to key personnel in future years, without needing to amend the 2012 Plan to increase the number of shares reserved for issuance thereunder and to seek stockholder approval for such amendment. However, our board of directors believes that the evergreen provision does not provide a sufficient number of shares to meaningfully motivate our management and employees.
The amendment was approved unanimously by our board of directors in April 2020, and will become effective only upon stockholder approval. No grants have been made to date that would be contingent on approval of the amendment to the 2012 Plan. However, given the extremely small number of shares currently available under the 2012 Plan, we believe that it is critical that this amendment to the 2012 Plan be approved to enable the Company to utilize equity compensation to attract and retain the talent that it needs to succeed.
For the reasons discussed in this section, our board of directors believes that approval of this Proposal 3 is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” this proposal.
In connection with the RDD Merger, we assumed the stock incentive plan of RDD and the outstanding awards thereunder but do not intend to make additional grants under that plan. The 2012 Plan is currently the only equity compensation plan under which we anticipate making future awards of share-based compensation to employees, consultants and outside directors, including stock options and restricted stock units.
If approved, the amendment would revise Section 4.01 of the 2012 Plan and a copy of the 2012 Plan as revised is set forth in Appendix A.
As of April 30, 2020, there were a total of 5,651,726 shares subject to outstanding option awards under the 2012 Plan (with a weighted average exercise price of $1.39 and a weighted average remaining term of 8.08 years). These 5,651,726 outstanding option awards, when combined with 142,766 shares available for future awards (assuming the amendment is approved by our stockholders), result in a total of 5,794,492 common shares reserved under the 2012 Plan. For additional information regarding outstanding awards under our equity compensation plan, please refer to the section below entitled “Equity Compensation Plan Information.”
Prior to recommending that the board approve the proposed amendment to the 2012 Plan, our compensation committee considered the overall number of shares needed under the 2012 Plan for executive, director and employee equity awards, as well as levels of potential stockholder dilution from equity awards.
We believe the 2012 Plan, as proposed to be amended, is essential to our future success and encourage stockholders to vote in favor of approval of the amendment to the 2012 Plan. There are a number of reasons why we believe approving this amendment is important:
The amendment will allow us to continue to grant equity awards, a very important incentive tool for creating stockholder value. The use of equity compensation as a component of our compensation program is critical to our present and future success. Equity awards create an ownership culture that aligns the interests of our non-employee directors, employees and consultants with our stockholders. Equity compensation also focuses our non-employee directors’, employees’ and consultants’ attention on creating long-term value appreciation and return on investment.

Equity awards are critical as a retention and motivational tool. Our growth as a company and our ability to meet our short- and long-term milestones and objectives are dependent on retaining and motivating talented employees. A significant portion of our employees’ and other service providers’ compensation is tied to our performance, including long-term stockholder value creation, through the use of equity awards with multi-year vesting schedules (as well as performance-based vesting milestones where appropriate). This encourages and motivates employees and other service providers to pair a short-term view of performance (achieved through annual cash bonuses) with a long-term view of performance (achieved through equity award long-term value appreciation), which provides sustained motivation for ongoing innovation.
Equity awards are critical as a recruiting tool. Our future growth depends on our ability to attract top industry talent. We believe that a competitive compensation program that includes equity awards is essential for attracting such employees. Equity compensation is utilized routinely by companies in our industry, with whom we compete for talent. A failure to competitively utilize equity compensation would put us at a significant competitive disadvantage when recruiting for critical talent such as executives and other key personnel.
The 2012 Plan includes certain features designed to protect stockholder interests:

•	Awards under the 2012 Plan are administered by our compensation committee, which consists entirely of independent directors;

•	Awards are not automatically accelerated upon a change in control; and

•	Material amendments to the 2012 Plan require stockholder approval.
If the amendment is not approved, we would experience a serious disruption of our compensation programs, and we could be compelled to increase the cash component of our compensation. Given that the share reserve available under the 2012 Plan is low, if the amendment is not approved, our ability to make grants under the 2012 Plan will be severely curtailed. Therefore, in order to provide competitive compensation opportunities to attract, motivate and retain employees and other service providers without equity compensation, we would likely need to employ cash or other non-equity rewards to replace the compensation previously delivered as equity awards. We believe these alternative forms of compensation would not align employee and other service provider interests with those of stockholders as efficiently as stock-based awards and would limit the cash we have available to advance our strategic objectives. We believe it is important to provide compensation which continues to most effectively align employees and other service providers with our stockholders.

Description of the 2012 Plan

The following is a description of the 2012 Plan as proposed to be amended. This description is merely a summary of material provisions of the 2012 Plan and is qualified by the full text of the 2012 Plan as proposed to be amended and restated as set forth in Appendix A to this proxy statement.
The 2012 Plan is administered by our compensation committee. The 2012 Plan administrator has the authority to determine, within the limits of the express provisions of the 2012 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. Our board of directors may at any time amend or terminate the 2012 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the 2012 Plan without the consent of the recipient. No awards may be made under the 2012 Plan after the tenth anniversary of its April 30, 2012 effective date.
Awards under the 2012 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock (“restricted shares”), restricted stock units (“RSUs”), performance share or unit awards, other stock-based awards and cash-based incentive awards.
Stock Options.  The 2012 Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options (“ISOs”) for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NSOs”) that do not qualify as incentive stock options. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the 2012 Plan administrator and set forth in an applicable award agreement. The exercise price for stock options will be determined by the 2012 Plan administrator in its discretion, but in the case of ISOs may not be less than 100% of the fair market value (“FMV”) of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of ISOs granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant (“10% Stockholder”), the exercise price may not be less than 110% of the FMV of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the 2012 Plan administrator that may not exceed ten years from the date of grant in the case of ISOs, except that in the case of ISOs granted to a 10% Stockholder, the exercise period may not exceed five years. Payment for share of common stock on the exercise of stock options must be made in cash, but at the 2012 Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made by delivery of shares of our common stock held by the participant, through a “net exercise” procedure, or in any other form of consideration acceptable to the 2012 Plan administrator.
Stock Appreciation Rights. The 2012 Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment (either in shares or cash or a combination thereof) equal to (i) the excess of the FMV of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. SARs may be granted in tandem with options or independently. The exercise price for a SAR will be determined by the 2012 Plan administrator in its discretion, but in the case of SARs granted in tandem the options will not be less that the purchase price of the related options.
Restricted Shares and Restricted Stock Units. The 2012 Plan administrator may award to a participant shares of common stock subject to specified restrictions. Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The 2012 Plan administrator also may award to a participant restricted stock units, or RSUs, representing the right to receive shares of common stock or cash in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives. The terms and conditions of restricted share and RSU awards are determined by the 2012 Plan administrator and set forth in an applicable award agreement.
Performance Awards.  The 2012 Plan administrator may grant performance awards to participants under such terms and conditions as the 2012 Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period of not less than two years. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the 2012 Plan administrator.
Other Stock-Based Awards.  The 2012 Plan administrator may grant equity-based or equity-related awards, including stock purchase rights, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the 2012 Plan administrator and set forth in an applicable award agreement, which may include loans to participants by the Company containing such terms as the 2012 Plan administrator determines.
Cash-Based Awards.  The 2012 Plan administrator may grant cash-based incentive compensation awards, which includes performance-based annual cash incentive compensation to be paid to covered employees. The terms and conditions of each cash-based award will be determined by the 2012 Plan administrator.
Dividend Equivalents.  The 2012 Plan administrator may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the 2012 Plan. Dividend equivalent awards will be subject to such terms and conditions as the 2012 Plan administrator calls for.

Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2012 Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited to U.S. federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.
NSOs. A participant generally recognizes no taxable income upon the grant of an NSO so long as (a) the exercise price is not less than the fair market value of the stock on the date of grant, and (b) the NSO (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of an NSO, a participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the FMV of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes if the participant is an employee of the Company. We are generally entitled to an income tax deduction in the amount of the ordinary income recognized by the participant in our tax year during which the participant recognizes ordinary income, subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.
ISOs. The grant of an ISO under the 2012 Plan will not result in any federal income tax consequences to the participant or us. A participant recognizes no federal taxable income for regular income tax purposes upon exercising an ISO (but is subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the ISO was granted, or within one year after the ISO was exercised, the participant will generally recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of the foregoing holding periods in disposing of the shares acquired upon exercise of an ISO (referred to as a “disqualifying disposition”), the participant must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the ISO exercise price or (ii) the difference between the FMV of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. For the year of the disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and so long as the participant’s total compensation is deemed reasonable in amount.
The “spread” under an ISO-i.e., the difference between the FMV of the shares at exercise and the exercise price-is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax or “AMT”. If a participant’s AMT liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of AMT with respect to exercised ISOs, the participant could sell the shares within the calendar year in which the ISO are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above. Special rules may apply with respect to certain subsequent sales of shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NSO as described above.
SARs. Recipients of SARs generally should not recognize income until the SAR is exercised. Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and FMV of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We are generally entitled to an income tax deduction in the amount of the ordinary income recognized by the participant in our tax year during which the participant recognizes ordinary income, subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
Restricted Share Awards. A participant generally will recognize taxable ordinary income upon the receipt of a restricted share award if the shares are not subject to a substantial risk of forfeiture or are transferable without being subject to a substantial risk of forfeiture. The income recognized will be equal to the FMV of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture and are not transferable, the participant generally will recognize taxable ordinary income upon the earlier of (a) the date when the substantial risk of forfeiture lapses or (b) the date the shares become transferable. If the substantial risk of forfeiture lapses or the shares become transferable in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses or the shares become transferable as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture while such rule is applicable. The income recognized upon lapse of a substantial risk of forfeiture or the shares becoming transferable will be equal to the FMV of the shares determined as of such time less any purchase price paid for the shares. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
Alternatively, if the shares are subject to a substantial risk of forfeiture and are not transferable, the participant may make a timely election under Code Section 83(b) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the FMV of the shares at that time less any purchase price paid for the shares. That income will be taxable at ordinary income tax rates. If a participant makes a timely Code Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares or the shares become transferable. At the time of disposition of the shares, a participant who has made a timely Code Section 83(b) election will recognize gain in an amount equal to the difference between the FMV of the shares at the time of the election and the amount received on the disposition of the shares. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Code Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Code Section 83(b) election must be made within 30 days after the participant receives the shares. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
RSUs. A participant is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the FMV of the shares received by the participant, and we will be entitled to an income tax deduction for the same amount subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Code Section 409A. In that case, if the RSU is designed to meet the requirements of Code Section 409A, then the participant will recognize ordinary income equal to the amount of cash and the FMV of the shares received by the participant, and we will generally be entitled to an income tax deduction for the same amount subject to the limitations described above. However, if the RSU is not designed to meet the requirements of Code Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional 20% excise tax, and additional tax could be imposed each following year.
Cash-Based Awards. Upon payment of a cash-based award, a participant is required to recognize ordinary income in the amount of the award. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election subject to possible limitations imposed by

Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
Dividend Equivalents. A recipient of dividend equivalents generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income and employment tax must be withheld on the income recognized by the participant. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
Other Awards. Participants typically are subject to income (and employment and withholding tax, if participants are employees) tax on the amount of an award and recognize such tax at the time that the award is granted, exercised, vests or becomes nonforfeitable, unless the award provides for a further deferral. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election subject to possible limitations imposed by Section 162(m) and other provisions of the Code limiting the deduction for compensation and so long as the Company withholds and reports the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
Golden Parachute Payments. The terms of the agreement evidencing an award under the 2012 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of 9 Meters. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under Section 280G of the Code. No federal income tax deduction is allowed to 9 Meters for “excess parachute payments” made to “disqualified individuals,” as those terms are used in Section 280G of the Code and the corresponding Treasury Regulations, and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code.
Section 409A. Code Section 409A imposes certain requirements on nonqualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Code Section 409A also generally provides that adverse tax consequences will apply unless distributions must be made on or following the occurrence of certain events (e.g., the participant’s separation from service, a predetermined date, or the participant’s death). Section 409A imposes restrictions on a participant’s ability to change his or her distribution timing or form after the compensation has been deferred. Certain awards under the 2012 Plan may be subject to the requirements of Section 409A in form and in operation, but are designed to meet the conditions under Section 409A for avoiding its adverse tax consequences. If an award under the 2012 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.
Section 162(m). Code Section 162(m) limits our ability to deduct certain compensation in excess of $1 million paid to certain executive officers, referred to as “covered employees”. Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017, the limitation on deductibility pursuant to Section 162(m) did not apply to compensation that qualified under applicable regulations as “performance-based compensation”. Under the Tax Cuts and Jobs Act, the performance-based compensation exception to Section 162(m) was repealed, effective for tax years beginning on or after December 31, 2017. Accordingly, commencing with our fiscal year beginning on or after December 31, 2017, compensation to our covered employees in excess of $1 million will generally not be deductible.
Notwithstanding this change in the law, awards granted to covered employees pursuant to written binding contracts in effect on November 2, 2017 and which qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017), are intended to continue to qualify for the performance-based compensation exemption under Section 162(m) so long as the awards are not materially modified on or after that date, thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. Because of the technical nature of the application and interpretation of Section 162(m) and the regulations and guidance issued thereunder, there is no assurance that any compensation granted in the past that was intended to satisfy the requirements for deductibility under Section 162(m) will ultimately be deductible.

***
The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to participants and our Company with respect to the grant and exercise of options and the grant or receipt of other awards under the 2012 Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2012 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the amendment to the 2012 Plan by our stockholders.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2019 about shares of common stock outstanding and available for issuance under the Company’s equity compensation plans.

Plan category	Number of Securities to be issued upon exercise of outstanding options and restricted stock (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (c)
Equity compensation plans approved by stockholders(1)	8,781,615	1.64	1,102,739
Equity compensation plans not approved by stockholders	—	—	—
Total	8,781,615	1.64	1,102,739

(1) Consists of (i) 6,063,745 shares of common stock issuable upon exercise of outstanding options under the Private Innovate Plan and (ii) 2,717,870 shares of common stock issuable upon exercise of outstanding options under the 2012 Plan. Securities available for future issuances include 1,102,739 shares remaining for future issuance under the 2012 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that we submit our audit committee’s selection of MHM as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. MHM audited the financial statements of the Company for the year ended December 31, 2019. Representatives of MHM are expected to be present at the Annual Meeting, either in person or by telephone, depending on the COVID-19 situation. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of
MHM as the Company’s independent registered public accounting firm. However, we are submitting the selection of MHM to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will reconsider the retention of MHM. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of 9 Meters and its stockholders.

Principal Accountant Fees and Services

Substantially all of MHM personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to MHM in an alternative practice structure. The following table represents aggregate fees billed to the Company, by MHM, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018.

	Fiscal Year Ended
	2019	2018
	(in thousands)
Audit Fees (1)	$287	$347
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$287	$347

(1)
Audit fees consist of fees billed for the professional services rendered to the Company for the audit of the Company’s annual financial statements for the years ended December 31, 2019 and 2018, reviews of the quarterly financial statements during the periods, the issuance of consent and comfort letters in connection with registration statement filings, and all other services that are normally provided by the accounting firm in connection with statutory and regulatory filings and engagements.

All fees described above were approved by our audit committee.
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
Our audit committee has determined that the rendering of services other than audit services by MHM to date are compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD1
The principal purpose of the audit committee is to assist the board of directors in its oversight of 9 Meters’ accounting and financial reporting processes and audits of 9 Meters’ consolidated financial statements. 9 Meters’ audit committee is responsible for appointing, evaluating, retaining and, when necessary, terminating 9 Meters’ independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm.
Management is responsible for 9 Meters’ internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of 9 Meters’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that 9 Meters’ consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.
In this context, the audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019, with management and Mayer Hoffman McCann P.C. The audit committee has discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The audit committee has also received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, the audit committee in place in March 2020 recommended to the board of directors that the audited financial statements be included in Innovate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed on March 20, 2020.
Submitted by the Audit Committee

Anthony E. Maida III, Chairman, Ph.D., M.A., M.B.A.
Lorin Johnson, Ph.D.
Saira Ramasastry, M.A., M. Phil.

1The information contained in the following report of 9 Meters’ audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by 9 Meters under the Exchange Act or the Securities Act of 1933 unless and only to the extent that 9 Meters specifically incorporates it by reference.

EXECUTIVE OFFICERS OF THE COMPANY
Monster Merger

On January 29, 2018, Monster Digital, Inc. (“Monster”) and privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) completed a reverse recapitalization in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Monster Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Monster Merger Sub”) and Private Innovate, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Monster Merger Agreement, Monster Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Monster Merger”). Immediately following the Monster Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”).

RDD Merger
On April 30, 2020, Innovate consummated its acquisition of RDD Pharma Ltd., a company organized under the laws of Israel through the merger of a wholly owned subsidiary of Innovate with and into RDD, with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of Innovate. Immediately following the RDD Merger, Innovate changed its name to 9 Meters Biopharma, Inc.
Effective upon the consummation of the RDD Merger, Sandeep Laumas resigned as our Chief Executive Officer and we employed John Temperato as our Chief Executive Officer. In addition, Jay Madan resigned as Chief Business Officer and Patrick Griffin resigned as Chief Medical Officer. Ed Sitar continues as our Chief Financial Officer. For information regarding Mr. Temperato, please see the section captioned “Proposal No. 1: Election of Directors; Nominees for Election to the Board of Directors at the Annual Meeting.”
Edward J. Sitar. Mr. Sitar, 59 years of age, became our Chief Financial Officer in July 2019. Most recently he served as the Chief Financial Officer of Ammon Analytical Laboratory, a company focused on specialty testing for the drug treatment community, from April 2017 to November 2018. Previously, he served as the Chief Financial Officer of Cancer Genetics, Inc. (CGIX), a company focused on precision medicine for oncology, from March 2014 until February 2017. Prior to his service at Cancer Genetics, he served from January 2013 to December 2013 as the Chief Financial Officer-New Business of Healthagen, an Aetna company offering health products and services, and served as Chief Financial Officer of ActiveHealth Management from August 2010 to December 2012. From April 2001 to May 2010, he served as Executive Vice President and Chief Financial Officer of Cadent Holdings, Inc., a privately-held company that provided three-dimensional digital scanning services for dentists and orthodontists. From August 1998 to April 2001, Mr. Sitar served as Chief Financial Officer and Treasurer of MIM Corporation, now BioScrip, Inc., a publicly traded specialty pharmaceutical and pharmacy benefit management service provider. From May 1996 to August 1998, Mr. Sitar was the Vice President of Finance for Vital Signs, Inc., a publicly traded manufacturer and distributor of single use medical products. From June 1993 to April 1996, Mr. Sitar was the Controller of Zenith. From 1982 through July 1993, he was with Coopers & Lybrand, a public accounting firm. He holds a B.S. in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey.
Executive Compensation
The compensation information presented below is for fiscal years 2018 and 2019 and does not give effect to the management changes that resulted from the RDD Merger in April 2020, unless otherwise noted.
The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2019 and 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards (3) ($)	Non-equity Incentive Plan Compensation (4) ($)	All Other Compensation ($)	Total ($)
Sandeep Laumas, M.D.	2019	$275,000	$—	$—	$200,152	$—	$—	$475,152
Chief Executive Officer and Executive Chairman(5)	2018	$256,250	$96,250	$—	$—	$335,000	$—	$687,500

Christopher Prior, Ph.D.	2019	$49,617	$—	$—	$—	$—	$259,039	$308,656
Chief Executive Officer(6)	2018	$295,000	$—	$—	$—	$310,000	$—	$605,000

Jay P. Madan, M.S.	2019	$285,000	$—	$—	$100,076	$—	$—	$385,076
President and Chief Business Officer	2018	$273,333	$99,750	$—	$—	$315,000	$—	$688,083

Patrick Griffin, M.D., F.A.C.P.	2019	$388,125	$125,000	$183,375	$448,441	$—	$—	$1,144,941
Chief Medical Officer(7)	2018	$—	$—	$—	$—	$—	$—	$—

(1)
During March 2019, the compensation committee awarded cash bonuses to certain executives and senior employees for 2018 performance (the “2018 Bonus”). The 2018 Bonus was determined as a percentage of the executive’s annual base salary. The compensation committee has not awarded performance bonuses for 2019 to date. See section entitled “Employment Agreements with Our Named Executive Officers” below for further details of discretionary bonuses awarded.

(2)
The amount in the “Stock Awards” column reflects the grant date fair value of restricted stock units granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation. The grant date fair value, which is based on the value of the underlying common stock on the date of grant, does not reflect the actual economic value that will be realized by Dr. Griffin upon the vesting of the restricted stock units or the sale of the common stock underlying the award.

(3)
The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to the accompanying financial statements included in our Annual Report on Form 10-K that accompanies this proxy statement. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(4)
As described below under the heading “Employment Agreements,” pursuant to the terms of each executive officer’s employment agreement with Private Innovate, further amended upon completion of the Monster Merger, bonus payments would be made if Private Innovate reached specific financial milestones prior to March 15, 2018. Amounts reflected for 2018 represent bonus payments awarded for achievement of milestones 2 and 3 related to 2018 performance. In addition, amounts reflected for 2018 include bonuses paid to Dr. Laumas, Dr.

Prior and Mr. Madan of $50,000, $10,000 and $50,000, respectively, in connection with the completion of the Monster Merger.

(5)
Dr. Laumas was appointed as Chief Executive Officer effective February 19, 2019 and served as our Executive Chairman since January 29, 2018. In connection with the RDD Merger, Dr. Laumas resigned from his roles as Chief Executive Officer and Executive Chairman effective April 30, 2020. Dr. Laumas remains a member of the Board of Directors.

(6)	Dr. Prior resigned as Chief Executive Officer effective February 19, 2019. Other compensation represents severance payments to Dr. Prior in accordance with his employment agreement.

(7)	In connection with the RDD Merger, Mr. Madan resigned effective April 30, 2020.

(8)
Dr. Griffin was appointed as Chief Medical Officer effective February 16, 2019. Prior to his appointment as Chief Medical Officer, Dr. Griffin received $60,000 of consulting fees for his service as a consultant during January and February 2019 and these fees are included in salary. Dr. Griffin also received consulting fees of $31,000 for consulting services during 2018 that are not included in the table above. Dr. Griffin received a $50,000 bonus upon termination of his consulting agreement and a discretionary bonus of $75,000 upon dosing of the first patient in our Phase 3 clinical trial for celiac disease.

Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for our named executive officers consisted of base salary, annual performance bonus, equity-based compensation awards and other compensation such as discretionary bonuses and milestone-based bonuses. Our named executive officers were also able to participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis. Each of our named executive officers is (or was) compensated by us pursuant to an executive employment agreement, the terms of which are described below under “Employment Agreements with Our Named Executive Officers.”
Base Salary
The base salary payable to our named executive officers was intended to provide a fixed component of compensation that reflected the executive’s skill set, experience, role and responsibilities.
Bonus
Although we did not have a written bonus plan, the board had the authority, in its discretion, to award bonuses to its executive officers on a case-by-case basis. The 2018 awards were granted as a percentage of the executive’s base salaries to reward the executive officers for company and individual success in 2018. The compensation committee has not awarded performance bonuses for 2019 to date.
Equity Awards
At December 31, 2019, we had two equity incentive plans, the 2015 Stock Incentive Plan and the 2012 Omnibus Incentive Plan, as amended. In conjunction with the Monster Merger, we adopted the 2012 Omnibus Incentive Plan, as amended, and no longer award options under the 2015 Stock Incentive Plan. For information about stock option awards granted to our named executive officers, see the “Outstanding Equity Awards at Year-end” table below. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incentivizing executives to continue employment during the vesting period.
Health, Welfare and Additional Benefits
Each of our named executive officers was eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

2019 Outstanding Equity Awards at Year-End
The following table presents the outstanding equity awards held by our named executive officers as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Sandeep Laumas, M.D.	86,679	(1)	26,380	$2.08	3/20/2027	—	$—
	80,450	(2)	19,419	$2.34	8/29/2027	—	$—
	162,500	(3)	237,500	$0.89	8/19/2029	—	$—

Christopher Prior, Ph.D.	1,356,717	(4)	—	$0.30	11/1/2025	—	$—
	578,358	(5)	—	$0.30	11/1/2025	—	$—
	86,679	(6)	26,380	$2.08	3/20/2027	—	$—
	60,717	(2)	14,656	$2.34	8/29/2027	—	$—

Jay P. Madan, M.S.	86,679	(6)	26,380	$2.08	3/20/2027	—	$—
	72,860	(2)	17,587	$2.34	8/29/2027	—	$—
	81,250	(3)	118,750	$0.89	8/19/2029	—	$—

Patrick Griffin, M.D., F.A.C.P.	203,125	(7)	296,875	$1.65	5/16/2029	12,500	$7,000

(1) This option was granted under the Private Innovate Plan and vests monthly over four years, with the first installment vesting on February 28, 2017.
(2) This option was granted under the Private Innovate Plan and vests monthly over three years, with the first installment vesting on July 1, 2017.
(3) This option was granted under the Omnibus Plan, and 25% of these options vested on February 19, 2019, with the remainder vesting monthly over the next 48 months.
(4) This option was granted under the Private Innovate Plan and vested immediately on the date of grant.
(5) This option was granted under the Private Innovate Plan, and 25% of these shares vested on November 2, 2015, with the remainder vesting monthly over the next 48 months.
(6) This option was granted under the Private Innovate Plan, and 20% of these shares vested on March 21, 2017, with the remainder vesting monthly over the next 48 months.
(7) This option was granted under the Omnibus Plan and 25% of the option shares vested on February 15, 2019, with the remainder vesting monthly over the next 48 months. These restricted stock units were granted under the Omnibus Plan, and 25% vested on February 15, 2019, with the remainder vesting monthly beginning February 15, 2019 over the next 12 months.

Employment Agreements with Our Named Executive Officers Prior to the RDD Merger

Sandeep Laumas, M.D.

Private Innovate entered into an executive employment agreement with Dr. Laumas in October 2015, as amended, which included provisions with respect to, among other things, base salary and financial milestone events. Upon the occurrence of the Second and Third Financial Milestone Events under the agreement, Dr. Laumas’s annual base salary was increased to $160,000 and $175,000, respectively, and Dr. Laumas became entitled to receive one-time lump sum cash bonuses in the amount of $110,000 and $175,000, respectively. Effective with the consummation of the equity financing completed in January 2018 (the “Equity Issuance”), the Second and Third Financial Milestone Events were achieved, and the cash bonuses were paid to Dr. Laumas in 2018.
On March 11, 2018, we entered into an amended and restated executive employment agreement with Dr. Laumas. Under this amended and restated executive employment agreement, Dr. Laumas is entitled to receive an annual base salary of $275,000, subject to periodic increase as we may determine, and is generally eligible to participate in employee benefit and bonus programs established by us from time to time that may be applicable to our executives. If we terminate the executive employment agreement other than “for cause,” or if Dr. Laumas terminates the executive employment agreement for “Good Reason,” then Dr. Laumas is entitled to receive 12 months of his then-current base salary and up to 12 months of continuation of health insurance benefits, provided that he executes and does not revoke a release and settlement agreement in a form satisfactory to us.
On February 18, 2019, the board appointed Dr. Laumas to the additional position of Chief Executive Officer, effective upon the resignation of Dr. Prior (as described below). Dr. Laumas is not entitled to any additional compensation as a result of his appointment as our Chief Executive Officer. In connection with this appointment, we entered into an amendment to Dr. Laumas’s amended and restated executive employment agreement that provides that any subsequent cessation of Dr. Laumas’s status as Chief Executive Officer will not constitute “Good Reason” under his executive employment agreement.
Christopher P. Prior, Ph.D.

Private Innovate entered into an executive employment agreement with Dr. Prior in November 2015, as amended, which included provisions with respect to, among other things base salary and financial milestone events. Upon the occurrence of the Second and Third Financial Milestone Events under the agreement, Dr. Prior’s annual base salary increased to $260,000 and $300,000, respectively, and Dr. Prior became entitled to one-time lump sum cash bonuses in the amount of $125,000 and $175,000, respectively. Effective with the consummation of the Equity Issuance, the Second and Third Financial Milestone Events were achieved, and the cash bonuses were paid to Dr. Prior in 2018.
On March 11, 2018, we entered into an amended and restated executive employment agreement with Dr. Prior. Under this amended and restated executive employment agreement, Dr. Prior became entitled to receive an annual base salary of $300,000, subject to periodic increase as determined by us, and became generally eligible to participate in employee benefit and bonus programs established by us from time to time that may be applicable to our executives.
On February 18, 2019, Dr. Prior resigned as our Chief Executive Officer and as a director, effective February 19, 2019. In connection with Dr. Prior’s resignation, we entered into a separation and release agreement with Dr. Prior pursuant to which Dr. Prior became entitled to the severance payments set forth in his amended and restated executive employment agreement, including an amount equal to 12 months of his current base salary and certain health care reimbursement benefits, and, additionally, continued vesting of his outstanding time-based equity awards for the 12-month period following the separation. On February 19, 2019, we also entered into a consulting agreement with Dr. Prior pursuant to which he was required to provide advisory services as requested by us for a 12-month term at a rate of $350 per hour. We did not make any payments to Dr. Prior under his consulting agreement.
Jay P. Madan, M.S.

Private Innovate entered into an executive employment agreement with Mr. Madan in October 2015, as amended, which included provisions with respect to, among other things, base salary and financial milestone events. Upon the occurrence of the Second and Third Financial Milestone Events under the agreement, Mr. Madan’s annual base salary increased to $210,000 and $250,000, respectively, and Mr. Madan became entitled to receive one-time lump sum cash bonuses in the amount of $115,000 and $150,000, respectively. Effective with the consummation of the Equity Issuance, the Second and Third Financial Milestone Events were achieved, and the cash bonuses were paid to Mr. Madan in 2018.
On March 11, 2018, we entered into amended and restated executive employment agreement with Mr. Madan. Under this amended and restated executive employment agreement, Mr. Madan is entitled to receive an annual base salary of $285,000, subject to periodic increase as we may determine, and is generally eligible to participate in employee benefit and bonus programs established by us from time to time that may be applicable to our executives. If we terminate the amended and restated executive employment agreement other than “for cause,” or if Mr. Madan terminates the agreement for “Good Reason,” then Mr. Madan is entitled to receive 12 months of his then-current base salary and up to 12 months of continuation of health insurance benefits, provided that he executes and does not revoke a release and settlement agreement in a form satisfactory to us.
Patrick Griffin, M.D., F.A.C.P.

Dr. Griffin was appointed as Chief Medical Officer effective February 15, 2019, and provided consulting services as head of clinical development from November 2018 until February 2019. The Company entered into an executive employment agreement with Dr. Griffin in February 2019.
Pursuant to the executive employment agreement with Dr. Griffin, Dr. Griffin receives an annual base salary of $375,000 and received a performance bonus of $75,000 upon dosing the first patient in our Phase 3 clinical trial in celiac disease. Dr. Griffin is also generally eligible to participate in employee benefit and bonus programs established by us from time to time that may be applicable to our executives, with a target bonus opportunity of between 25% and 50% of his base salary.
Dr. Griffin received an initial grant of options to purchase 500,000 shares of our common stock, with 25% vesting on the date of grant and the remainder vesting over four years. In addition, Dr. Griffin received an initial grant of 100,000 restricted stock units, with 25% vesting immediately on the date of grant and the remainder vesting over one year.
If we terminate Dr. Griffin’s executive employment agreement for any reason other than “for cause,” or if Dr. Griffin terminates his executive employment agreement for “Good Reason,” then Dr. Griffin is entitled to receive 12 months of his then-current base salary and up to 12 months of continuation of health insurance benefits, provided that Dr. Griffin executes and does not revoke a release and settlement agreement in a form satisfactory to us. Dr. Griffin is also entitled to receive his annual bonus for the year of termination as determined by the board, pro-rated based on the number of days Dr. Griffin was employed during the year of termination.
Employment Agreements with our Executive Officers Subsequent to the RDD Merger

Effective April 30, 2020, we entered into an Employment Agreement with Mr. Temperato to serve as our Chief Executive Officer at an initial base salary of $450,000 per year, subject to review and adjustment by the board from time to time. The board approved an option grant to Mr. Temperato to purchase 1,000,000 shares of common stock, 25% of which vested at grant and the remaining 75% will vest in 48 equal monthly installments, provided that Mr. Temperato remains our employee as of each such vesting date. Mr. Temperato will be eligible to receive a discretionary annual bonus with a target amount of 40% of his base salary, as determined by the board in its sole discretion, and pro-rated for 2020. Mr. Temperato also is eligible to participate in our other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executive employees of 9 Meters.

If the employment of Mr. Temperato is terminated by us without “Cause” or by Mr. Temperato for “Good Reason” (each as defined in the Employment Agreement), in each case subject to Mr. Temperato entering into and not revoking a separation agreement, Mr. Temperato will be eligible to receive12 months of his then-current base salary, the prorated amount of his target year-end bonus, and accelerated vesting of his unvested options and restricted stock unit awards that were scheduled to vest in the 12 months following termination.

Severance Benefits in Connection with the RDD Merger
Upon the closing of the RDD Merger, we entered into a separation agreement with each of Jay Madan and Sandeep Laumas pursuant to which each will receive (i) severance payments of $293,550 and $283,250, respectively which reflects their respective annual salaries, to be paid over 12 months following the RDD Merger, (ii) a bonus payment of $220,163 and $212,438 and $213,750, respectively, paid as a lump sum, and (iii) a COBRA supplement for 12 months. In addition, in anticipation of the RDD Merger, on April 24, 2020, we granted to each of Mr. Madan and Dr. Laumas a fully vested option to purchase up to 203,406 shares and 389,294 shares, respectively, of common stock, with an exercise price of $0.60 per share, which was the closing price of the common stock on the date of grant, and a term of 10 years.

Upon the closing of the RDD Merger, Ed Sitar received a cash bonus payment of $213,750. In addition, in anticipation of the RDD Merger, on April 24, 2020, we granted to Mr. Sitar a fully vested option to purchase up to 176,156 shares of our common stock with an exercise price of $0.60 per share, which was the closing price of the common stock on the date of grant, and a term of 10 years.

In addition, pursuant to the terms of their option agreements, our directors and Named Executive Officers as well as other executive officers and employees had the vesting of their options accelerated upon the consummation of the RDD Merger so that all of the options that they held immediately prior to the RDD Merger vested in full. In addition, the exercise period for all of these accelerated options and all previously vested options was extended to each option’s expiration date, which extension caused any option that was an ISO to become an NSO. The table below shows the value of the option accelerations as of April 30, 2020, the date the acceleration occurred, for the named individuals and identified groups.

Name	Number of Options (# that vested) and ($ market value) (1)
Sandeep Laumas	241,549; $-0-
Jay Madan (2)	134,514; $-0-
Patrick Griffin	265,625; $-0-
Ed Sitar	323,750; $-0-
Anthony Maida (3)	52,672; $-0-
Lorin Johnson	52,672; $-0-
Roy Proujansky (4)	44,445; $-0-
Saira Ramasastry (3)	49,445; $-0-
Non-executive officers as a group	91,575; $-0-

______________________

(1)
The market value equals the difference the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the NASDAQ Capital Market on April 30, 2020, which was $0.70, and the exercise prices for the underlying stock options. None of the options had an exercise price that was less than the market price of the stock on April 30, 2020.

(2)	Mr. Madan resigned following the RDD Merger effective April 30, 2020.

(3)
This director resigned following the RDD Merger effective April 30, 2020. The resignation from the board was not due to a disagreement with the Company on any matter relating to its operations, policies or practices.

(4)
On May 14, 2020, Dr. Proujansky submitted his resignation from the Board of Directors, to be effective as of the 2020 Annual Meeting of Stockholders. His resignation from the board was not due to a disagreement with the Company on any matter relating to its operations, policies or practices.

See the section below captioned “2019 Director Compensation” for payment to our directors in connection with the RDD Merger.

2019 Director Compensation
The following table provides compensation information regarding our non-employee directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	Total ($)
Lorin K. Johnson, Ph.D.	70,000	18,913	88,913
Roy Proujansky, M.D. (3)	40,000	18,913	58,913
Anthony E. Maida III, Ph.D., M.A., M.B.A. (4)	80,000	18,913	98,913
Saira Ramasastry, M.S., M. Phil. (4)	70,000	18,913	88,913

(1)	Fees earned or paid in cash reflect the non-employee director compensation earned or paid in cash during the year ended December 31, 2019.
(2)
The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to the accompanying financial statements included in this Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)	On May 14, 2020, Dr. Proujansky submitted his resignation from the Board of Directors, to be effective as of the 2020 Annual Meeting of Stockholders.
(4)	This director resigned following the RDD Merger effective April 30, 2020.

In connection with the RDD Merger, we paid each director who resigned on April 30, 2020, a full year of directors fees, as set out in the table above, less the amount of cash fees paid to them for the second quarter of 2020 that were unearned as of April 30, 2020. In addition, in anticipation of the RDD Merger, on April 24, 2020, we granted to each non-executive director a fully vested option to purchase up to 25,000 shares of our common stock with an exercise price of $0.60 per share, which was the closing price of the common stock on the date of grant, and a term of 10 years.

The table below shows the aggregate number of option awards held as of December 31, 2019 by each of our current non-employee directors who was serving as of that date.

Name	Options Outstanding as of December 31, 2019
Lorin K. Johnson, Ph.D.	351,492
Roy Proujansky, M.D.	100,000
Anthony E. Maida III, Ph.D., M.A., M.B.A.	163,059
Saira Ramasastry, M.S., M. Phil.	100,000

Non-Employee Director Compensation Policy

On September 21, 2018, we adopted a policy with respect to compensation of our non-employee directors, the Non-Employee Director Compensation Policy. Each non-employee director is eligible to receive annual cash and equity compensation for his or her service without further action by the board, subject to continued service on our board. Our non-employee directors receive the following annual retainers:

Position	Retainer
Board member	$40,000
Chairman of the Board	35,000
Audit Committee Chair	25,000
Audit Committee member	7,500
Compensation Committee Chair	15,000
Compensation Committee member	7,500
Nominating and Corporate Governance Chair	15,000
Nominating and Corporate Governance member	7,500

In addition, each non-employee director who serves on the board as of the date of any annual meeting of our stockholders (the “Annual Meeting”) will automatically be granted on the date of such Annual Meeting, options to purchase 25,000 shares of our common stock. The annual equity awards will vest monthly over a period of three years, subject to continued service on our Board. Except as otherwise determined by the board, each non-employee director who is initially elected or appointed to the Board on any date other than the date of the Annual Meeting will automatically be granted options to purchase 50,000 shares of our common stock. 10% of the underlying shares will vest immediately on the date of grant, with the remainder of shares vesting over 36 equal monthly installments.
Effective May 1, 2020, we revised our Non-Employee Director Compensation Policy by reducing some fees and lengthening the vesting for some option grants. Under the revised Policy, our non-employee directors will receive the following annual retainers, to be paid quarterly:

Position	Retainer
Board member	30,000
Chairman of the Board	30,000
Audit Committee Chair	10,000
Audit Committee member	7,500
Compensation Committee Chair	10,000
Compensation Committee member	7,500
Nominating and Corporate Governance Chair	5,000
Nominating and Corporate Governance member	3,750
Under the revised Non-Employee Director Compensation Policy, the option grant timing and amounts remain the same for both new and existing directors, except that the vesting of the initial option grant for new directors will be the same as that for existing directors, which is monthly over a period of three years, subject to continued service on our Board.
Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and by-laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and the related notes present information on the beneficial ownership of shares of our common stock as of May 4, 2020, (except where otherwise indicated) by:

•	each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of our capital stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of May 4, 2020, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding(1)
Principal Stockholders:
Orbimed Advisors, LLC (2)	30,562,299	27.8%
Capital Point Ltd. (3)	13,273,546	13.0%
Agate - JT Healthcare Fund L.P. (4)	7,639,630	7.7%
Pharmascience Inc. (5)	6,606,107	6.7%
Directors and Named Executive Officers:
John Temperato (6)	1,114,747	1.1%
Sandeep Laumas, M.D. (7)	1,862,765	1.9%
Edward J. Sitar (8)	696,912	*
Lorin K. Johnson, Ph.D. (9)	546,092	*
Nissim Darvish, M.D., Ph.D. (10)	30,562,299	27.8%
Roy Proujansky, M.D. (11)	127,400	*
Mark Sirgo, Pharm.D. (12)		*
All directors and executive officers as a group (7 persons) (13)	35,712,490	31.3%
* Represents beneficial ownership of less than 1% of the shares of common stock outstanding

(1)	The percentage of beneficial ownership is based on 96,251,342 shares of common stock outstanding as of May 4, 2020.

(2)
Consists of (i) 16,986,766 shares of common stock, (ii) options to purchase 2,778 shares of common stock exercisable within 60 days of May 4, 2020 (iii) 6,786,500 shares of common stock issuable upon the conversion of Series A Preferred Stock and (iv) 6,786,500 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 67,865 shares of Series A Preferred Stock. Excludes 1,943,734 shares of common stock placed in escrow in accordance with an escrow agreement for a period of six months, in connection with the RDD Merger. The managing member of Orbimed Advisors LLC is Nissim Darvish. The address for Orbimed Advisors LLC is 89 Medinat HaYehudim St., Harzliya, Israel 4676672 P.O. Box 4023.

(3)
Consists of (i) 7,378,059 shares of common stock, (ii) 2,947,700 shares of common stock issuable upon the conversion of Series A Preferred Stock and (iii) 2,947,700 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 29,477 shares of Series A Preferred Stock. Excludes 844,257 shares of common stock placed in escrow in accordance with an escrow agreement for a period of six months, in connection with the RDD Merger. The address for Capital Point Ltd. is 1 Azrieli Center, Tel Aviv, Israel 67021.

(4)
Consists of (i) 4,246,630 shares of common stock, (ii) 1,696,500 shares of common stock issuable upon the conversion of Series A Preferred Stock and (iii) 1,696,500 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 16,965 shares of Series A Preferred Stock. Excludes 485,934 shares of common stock placed in escrow in accordance with an escrow agreement for a period of six months, in connection with the RDD Merger. The address for Agate - JT Healthcare Fund L.P. is 67 Yigal Alon St., Tel Aviv, Israel 6744317.

(5)
Consists of (i) 4,720,307 shares of common stock, (ii) 1,885,800 shares of common stock issuable upon the conversion of Series A Preferred Stock and (iii) 1,885,800 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 18,858 shares of Series A Preferred Stock. Excludes 540,135 shares of common stock placed in escrow in accordance with an escrow agreement for a period of six months, in connection with the RDD Merger. The address for Pharmascience Inc. is 6111 Royalmount Ave., Montreal (Quebec) H4P2T4

(6)
Consists of (i) 43,954 shares of common stock, (ii) options to purchase 527,993 shares of common stock held by Mr. Temperato that are exercisable within 60 days of May 4, 2020, (iii) 271,400 shares of common stock issuable upon the conversion of Series A Preferred Stock, and (iv) 271,400 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 2,714 shares of Series A Preferred Stock. Excludes 4,513 shares of common stock placed in escrow in accordance with an escrow agreement for a period of six months, in connection with the RDD Merger.

(7)
Consists of (i) 18,000 shares of common stock held by Dr. Laumas, (ii) 758,373 shares held by Bearing Circle Capital LLC, (iii) options to purchase 1,001,592 shares of common stock held by Dr. Laumas that are exercisable within 60 days of May 4, 2020, (iv) 42,400 shares of common stock issuable upon the conversion of Series A Preferred Stock, and (v) 42,400 shares of common stock issuable upon the ultimate conversion of warrants to purchase 4,240 shares of Series A Preferred Stock. Dr. Laumas is affiliated with Bearing Circle Capital and has voting and investment power over the shares held by Bearing Circle Capital. Dr. Laumas disclaims beneficial ownership of the shares held by Bearing Circle Capital LLC except to the extent of his pecuniary interest therein.

(8)
Consists of (i) options to purchase 561,312 shares of common stock held by Mr. Sitar that are exercisable within 60 days of May 4, 2020, (ii) 67,800 shares of common stock issuable upon the conversion of Series A Preferred Stock and (iii) 67,800 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 6,780 shares of Series A Preferred Stock.

(9)
Consists of (i) options to purchase 376,492 shares of common stock held by Dr. Johnson that are exercisable within 60 days of May 4, 2020, (ii) 84,800 shares of common stock issuable upon the conversion of Series A Preferred Stock and (iii) 84,800 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 8,480 shares of Series A Preferred Stock.

(10)
Consists of (i) 16,986,766 shares of common stock held by Orbimed Advisors LLC, (ii) options to purchase 2,778 shares of common stock held by Dr. Darvish that are exercisable within 60 days of May 4, 2020, (iii) 6,786,500 shares of common stock issuable upon the conversion of Series A Preferred Stock and (iv) 6,786,500 shares of common stock issuable upon the ultimate conversion of warrants to purchase 67,865 shares of Series A Preferred Stock. Excludes 844,257 shares of common stock placed in escrow in accordance with an escrow agreement for a period of six months, in connection with the RDD Merger. Dr. Darvish is a Senior Managing Director of Orbimed. Dr. Darvish disclaims beneficial ownership of these shares held by Orbimed, except to the extent of any pecuniary interest therein.

(11)
Consists of (i) 2,400 shares of common stock held by Dr. Proujansky and (ii) options to purchase 125,000 shares of common stock held by Dr. Proujansky that are exercisable within 60 days of May 4, 2020. On May 14, 2020, Dr. Proujansky submitted his resignation from the Board of Directors, to be effective as of the 2020 Annual Meeting of Stockholders.

(12)
Consists of (i) 43,954 shares of common stock, (ii) 254,400 shares of common stock issuable upon the conversion of Series A Preferred Stock, (iii) 254,400 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 2,544 shares of Series A Preferred Stock, and (iv) options to purchase 249,521 shares of common stock held by Dr. Sirgo that are exercisable within 60 days of May 4, 2020. Excludes 4,513 shares of common stock placed in escrow in accordance with an escrow agreement for a period of six months, in connection with the RDD Merger.

(13)
Consists of (i) 17,583,202 shares of common stock, (ii) 7,507,300 shares of common stock issuable upon the conversion of Series A Preferred Stock, (iii) 7,507,300 shares of common stock issuable upon the ultimate conversion of warrants to purchase up to 75,073 shares of Series A Preferred Stock, and (iv) options to purchase 2,719,688 shares of common stock held by the Company’s current directors and executive officers that are exercisable within 60 days of May 4, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy and Procedures

The board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, in which the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Notwithstanding anything therein to the contrary, the policy is to be interpreted only in such a manner as to comply with Item 404 of Regulation S-K.
Certain Related Person Transactions

Described below is each transaction occurring since January 1, 2019, and any currently proposed transaction to which we were or are to be a participant, respectively, and in which:

•	The amounts involved exceeded or will exceed 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•
Any person (i) who since January 1, 2019 served as a director or executive officer of the Company or any member of such person’s immediate family that had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements that are described under the section titled “Executive Compensation” or (ii) who, at the time when a transaction in which such person had a direct or indirect material interest occurred or existed, was a beneficial owner of more than 5% of our outstanding common stock or any member of such person’s immediate family.

Each of these transactions was approved pursuant to our related transaction policy.

Equity Financing:

Pursuant to a securities purchase agreement (the “Purchase Agreement”) with SDS Capital Partners II, LLC and certain other accredited investors, in March 2019, we issued an aggregate of 4,181,068 shares of common stock at a price of $2.33 per share. In a concurrent private placement, we issued warrants to purchase 6,689,702 shares of common stock, of which 4,181,068 are exercisable immediately.

Of the shares and warrants issued in March 2019, 50,000 shares of common stock and warrants to purchase 80,000 shares of common stock were issued to GSB Holdings, Inc., a family-owned company of David Clarke, who previously served as Chief Executive Officer and Chairman of the board of the Company prior to the Monster Merger. The aggregate purchase price of the common stock shares issued to GSB Holdings, Inc. was $116,500. In addition, warrants to purchase 50,000 shares of common stock are exercisable immediately, have an expiration date of September 18, 2020 and have an exercise price of $4.00. Warrants to purchase 30,000 shares of common stock became exercisable on the six-month anniversary of March 18, 2019, have an expiration date of March 18, 2024, and have an exercise price of $2.56.

In April 2019, we entered into an amendment to the Purchase Agreement, between us and each purchaser, including GSB Holdings, Inc. (the “Amendment”). The Amendment gave each purchaser the right to purchase, for $0.125 per underlying share, an additional warrant to purchase shares of our common stock having an exercise price per share of $2.13 and otherwise having the terms of the long-term warrants issued in the March 2019 transaction (collectively, the

“New Warrants”) pursuant to a securities purchase agreement (the “New Securities Purchase Agreement”) entered into among us and each purchaser on May 17, 2019.

We issued New Warrants exercisable for an aggregate of 3,897,010 shares of our common stock and the New Warrants are exercisable for five years beginning on the six-month anniversary of the date of issuance. The New Warrants have an initial exercise price equal to $2.13 per share, subject to certain adjustments. Pursuant to the New Securities Purchase Agreement, GSB Holdings, Inc. received New Warrants to purchase an additional 46,638 shares of our common stock.

Employment and Consulting Agreements with Our Named Executive Officers:

We have entered into employment agreements with each of our named executive officers and our recently appointed Chief Executive Officer. In addition, prior to his service as our Chief Medical Officer and at a time when he was not a related person of the Company, we entered into a consulting agreement with Dr. Griffin, and subsequent to his service as our Chief Executive Officer, we entered into a consulting agreement with Dr. Prior. These arrangements are described above under “Executive Compensation-Summary Compensation Table” and “Executive Compensation-Summary Compensation Table-Employment Agreements with Our Named Executive Officers.”

Employment Agreement with our Current Chief Executive Officer

We have entered into an employment agreement with our current Chief Executive Officer in connection with the RDD Merger. This arrangement is described above under “Executive Compensation-Employment Agreements with Our Executive Officers Subsequent to the RDD Merger.”

 Series A Preferred Stock and Warrant Financing
In connection with and as required by the merger agreement governing the RDD Merger, on May 4, 2020, we issued an aggregate of 382,783 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which are convertible into an aggregate of 38,278,300 shares of our common stock, and five-year warrants to purchase up to 409,906 shares of Series A Preferred Stock, which are ultimately convertible into an aggregate of 40,990,600 shares of our common stock (inclusive of the broker warrants issued in the financing).. In the Series A financing, director and Chief Executive Officer John Temperato purchased 2,714 shares of Series A Preferred Stock and warrants to purchase up to 2,714 shares of Series A Preferred Stock, our Chief Financial Officer Ed Sitar purchased 678 shares of Series A Preferred Stock and warrants to purchase up to 678 shares of Series A Preferred Stock, director Sandeep Laumas purchased 424 shares of Series A Preferred Stock and warrants to purchase up to 424 shares of Series A Preferred Stock, director Lorin Johnson purchased 848 shares of Series A Preferred Stock and warrants to purchase up to 848 shares of Series A Preferred Stock, and director Mark Sirgo purchased 2,544 shares of Series A Preferred Stock and warrants to purchase up to 2,544 shares of Series A Preferred Stock. Additionally, Orbimed Advisors LLC, of which our director Nissim Darvish is a General Managing Director, purchased 67,865 shares of Series A Preferred Stock and warrants to purchase up to 67,865 shares of Series A Preferred Stock. These purchases were made on the same terms and conditions as all other investors in the Series A financing.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on review of the forms furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2019, we believe that all Section 16(a) filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in 2019, except for a Form 4 for Mr. Madan to report the grant on August 20, 2019 of an option to purchase up to 200,000 shares of common stock, which was due on August 26, 2019 and was filed on August 27, 2019, and a Form 4 for Dr. Laumas to report the grant on August 20, 2019 of an option to purchase up to 400,000 shares of common stock, which was due on August 26, 2019 and was filed on August 27, 2019.
Stockholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2021 proxy statement, your proposal must be received by us no later than February 2, 2021 and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Management’s proxy holders for the 2021 Annual Meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to April 18, 2021.
Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2021 Annual Meeting of Stockholders that will not be included in our proxy statement, you must notify us in writing, and such notice must be received by us no earlier than 90 days and no later than 120 days before the date of the 2021 Annual Meeting. Assuming the 2021 Annual Meeting were held on June 30, 2021, such notice would have to be received by us no earlier than March 3, 2021 and no later than April 1, 2021. If the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after June 30, 2021, then the notice must be delivered not earlier than 120 days before such date for the 2021 Annual Meeting and not later than the later of (i) 90 days before such date for the 2021 Annual Meeting or (ii) 10 days after the day on which we provided public disclosure of the date of the 2021 Annual Meeting.
For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are 9 Meters stockholders will be householding 9 Meters’ proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker or 9 Meters. Direct your written request to our

Corporate Secretary at 9 Meters Biopharma. Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or at (919) 500-0658. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request householding of their communications should contact their brokers.
Annual Report
A copy of Innovate Biopharmaceuticals, Inc.’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 20, 2020, is available on our website, www.9meters.com. A printed copy is also available without charge upon written request to 9 Meters Biopharma. Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.
Requests for Directions to the Annual Meeting of Stockholders

The 2020 Annual Meeting of Stockholders will be held on Tuesday, June 30, 2020, at 11:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North Carolina. Requests for directions to the meeting location may be directed to 9 Meters Biopharma. Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

APPENDIX A
9 METER BIOPHARMA, INC.
2012 OMNIBUS INCENTIVE PLAN
(as last amended on May 1, 2020, subject to stockholder approval of amendment to Section 4.01)

ARTICLE I
PURPOSE AND ADOPTION OF THE PLAN

1.01.    Purpose. The purpose of the 9 Meters Biopharma, Inc. 2012 Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.
1.02.    Adoption and Term. The Plan became effective on April 30, 2012. The Plan shall remain in effect until the tenth anniversary of the effective date, or until terminated by action of the Board, whichever occurs sooner.
ARTICLE II
DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:
2.01.    Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.
2.02    Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.
2.03.    Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.
2.04.    Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
2.05.    Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.
2.06.    Board means the Board of Directors of the Company.

2.07.    Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(a)    The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;
(b)    Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);
(c)    The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
(d)    The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e)    a complete liquidation or dissolution of the Company.
2.08.    Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
2.09.    Committee means the Compensation Committee of the Board.
2.10.    Common Stock means the common stock of the Company, par value $0.0001 per share.
2.11.    Company means 9 Meters Biopharma, Inc., a Delaware corporation, and its successors.
2.12.    Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13.    Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.
2.14.    Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.
2.15.    Exchange Act means the Securities Exchange Act of 1934, as amended.
2.16     Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).
2.17.    Fair Market Value means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Committee.
2.18.    Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.
2.19.    Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.
2.20.    Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.
2.21    Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.
2.22.    Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
2.23.    Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.
2.24.    Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.
2.25.    Performance Awards means Awards granted in accordance with Article VIII.
2.26.    Performance Goals means net sales, units sold or growth in units sold, return on stockholders' equity, customer satisfaction or retention, return on investment or working capital, operating income, economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital), EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization), expense targets, net income, earnings per share, share price, reductions in inventory, inventory turns, on-time delivery performance, operating efficiency, productivity ratios, market share or change in market share, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities.
2.27.    Plan has the meaning given to such term in Section 1.01.
2.28.    Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).
2.29.    Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
2.30.    Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.
2.31.    Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
2.32.    Stock Appreciation Rights means awards granted in accordance with Article VI.
2.33.    Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III
ADMINISTRATION
3.01.    Committee.
(a)    Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.
(b)    Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV
SHARES
4.01.    Number of Shares Issuable.
(a)    General Share Reserve. The total number of shares initially authorized to be issued under the Plan was 1,500,000 shares of Common Stock which was subsequently adjusted to 150,000 shares of the Company’s Common Stock in order to reflect the 1-for-10 stock split consummated on January 29, 2018. The Plan was amended effective December 4, 2018 to increase the maximum number of shares available for issuance to Participants under the Plan to 3,150,000 shares, subject to an annual increase pursuant to the “evergreen” provision set forth in Section 4.01(b). The Plan is hereby amended to increase the maximum number of shares available for issuance to Participants under the Plan to 20,794,492 shares, which number may be increased from time to time beginning January 1, 2021 pursuant to the “evergreen” provision set forth in Section 4.01(b) immediately below. The foregoing share reserve number, as may be increased from time to time pursuant to the evergreen provision of Section 4.01(b) below, shall be subject to further adjustment in accordance with Section 11.07 relating to capitalization adjustments. The aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options shall be 20,794,492 shares of Common Stock, subject to adjustment pursuant to Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company. For clarity, the share reserve established pursuant to this Section 4.01(a), as may be adjusted from time to time, is a limitation on the number of shares of Common Stock that may be issued under the Plan and not on the number of Awards that can be granted pursuant to the Plan. As a single share may be subject to grant more than once (e.g.,if a share subject to an Award is forfeited, it may be made subject to grant again as provided in Section 4.02 below), the share reserve does not establish a limit on the number of Awards that may be granted.
(b)    Additional Reserves. For the period commencing January 1, 2019 and ending January 1, 2022, the share reserve set forth in Section 4.01(a) shall be automatically increased on January 1 of each year by an amount equal to the lesser of (i) five percent (5%) of the number of shares of Common Stock outstanding as of December 31st of the immediately preceding calendar year or (ii) such lesser number of shares as determined by our Board prior to January 1 of a particular calendar year.
4.02.    Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V
PARTICIPATION

5.01.    Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 1.5 million shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $1 million.
ARTICLE VI
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01.    Option Awards.
(a)    Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.
(b)    Purchase Price of Options. Subject to the requirements applicable to Incentive Stock Options under Section 6.01(d), the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee.
(c)    Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.
(d)    Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.
(e)    Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.
6.02     Stock Appreciation Rights.
(a)    Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).
(b)    Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
(c)    Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.
6.03.    Terms of Stock Options and Stock Appreciation Rights.
(a)    Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. In the event the Committee grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Committee may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.
(b)    Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:
(i)    Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or
(ii)    Termination of the Award in the event of a Participant's disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or
(iii)    In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or
(iv)    Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
(c)    Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.
6.04.    Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
6.05.    Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur.
6.06.    Early Exercise. An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant. Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.

ARTICLE VII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01.    Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.
7.02.    Restricted Shares.
(a)    Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
(b)    Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).
(c)    Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.
(d)    Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
(e)    Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.
(f)    Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03.    Restricted Stock Units.
(a)    Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.
(b)    Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.
(c)    Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.
(d)    Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.
7.04.    Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, no acceleration of the termination of any of the restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall occur in the event of a Change in Control.

ARTICLE VIII
PERFORMANCE AWARDS

8.01.    Performance Awards.
(a)    Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.
(b)    Performance Targets. Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.
(c)    Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.
(d)    Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
8.02.    Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
8.03.    Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Performance Awards outstanding on the date of such Change in Control shall occur.
ARTICLE IX
OTHER STOCK-BASED AWARDS

9.01.    Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such

Award.
9.02.    Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
(a)    Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and
(b)    If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and
(c)    The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X
SHORT-TERM CASH INCENTIVE AWARDS

10.01.    Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.
10.02.    Awards.
(a)    Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.
(b)    Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.
(c)    Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.
(d)    Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.
(e)    Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)    Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.
ARTICLE XI
TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

11.01     Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
11.02.    Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
11.03     Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.
11.04.    Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.
11.05.    Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:
(a)    The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)    In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.
11.06.    Surrender of Awards; Authorization of Repricing. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. Without requiring shareholder approval, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.
11.07.    Adjustments to Reflect Capital Changes.
(a)    Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
(b)    Merger. In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.
(c)    Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
11.08.    No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
11.09.    Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10     Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.
11.11     No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.
11.12.    Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
11.13.    Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
11.14.    Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
11.15.    Amendment and Termination.
(a)    Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.
(b)    Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
11.16.    Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.
11.17.    Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:
(a)    Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.
(b)    Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
11.18.    Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.
11.19.    Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.
11.20.    Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.
11.21.    Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

9 Meters Biopharma, Inc.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 30, 2020
11:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 30, 2020.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Mark Sirgo, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

9 Meters Biopharma, Inc.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/nmtr
Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 29, 2020.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 29, 2020.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors: 01 Nissim Darvish, M.D., Ph.D. 02 Mark Sirgo, Pharm. D. 03 John Temperato

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

4. To ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered accounting firm for the fiscal year ending December 31, 2020 ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.